FOR IMMEDIATE RELEASE
May 2, 2016

CONTACTS:
Robin Elliott, CFO
217.365-4500
robin.elliott@busey.com

FIRST BUSEY CORPORATION FINALIZES ACQUISITION OF PULASKI FINANCIAL CORP. AND PULASKI BANK, NATIONAL ASSOCIATION

Champaign, IL – First Busey Corporation ("Busey") (NASDAQ: BUSE), the holding company for Busey Bank, today announced the completion of its previously announced merger with Pulaski Financial Corp. ("Pulaski"), the holding company for Pulaski Bank, National Association ("Pulaski Bank").  Under the terms of the definitive agreement, at the effective time of the merger, each share of Pulaski common stock issued and outstanding as of the effective time was converted into and constituted the right to receive 0.79 shares of Busey common stock and cash in lieu of fractional shares.  The market value of the shares of Busey common stock issuable at the effective time of the merger was approximately $193.1 million based on Busey's closing stock price of $20.44 on April 29, 2016. Busey will operate Pulaski Bank as a separate banking subsidiary of Busey until it is merged with Busey Bank, which is expected to occur in the fourth quarter of 2016, subject to regulatory approval.

First Busey President and Chief Executive Officer Van A. Dukeman said, "Pulaski is a highly respected banking company in the Midwest's 4th largest MSA.  We are excited to combine two organizations with similar values and  focus on customer service and organic growth. St. Louis' size and density will allow our combined organization greater commercial banking and wealth management growth opportunities. Pulaski has a strong leadership team, which we look forward to working with as we seek to build on Pulaski's 93 years of strong banking history in St. Louis."

Pulaski had total consolidated assets of $1.64 billion, total loans of $1.41 billion and total deposits of $1.25 billion at March 31, 2016.

Gary W. Douglass, Chief Executive Officer of Pulaski Bank, said, "Busey is a true community bank.  Its associates are firmly grounded in the values that make our communities great.  Busey's size, broad array of commercial and wealth management products, banking expertise and strong capital position—coupled with community ties and flexible and responsive local decision-making authority—offer us the ability to further capitalize on opportunities in St. Louis, while continuing to offer exceptional customer service.  Busey will build on our shared dedication to community involvement and service excellence, as well as provide us the opportunity to offer larger commercial credits, spurring even greater economic and community development activity. Pulaski's strong and sizeable mortgage banking division will nicely complement Busey's existing fee based business as well as providing meaningful cross sale opportunities to mortgage customers."

Busey was advised by FIG Partners, LLC and the law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP.  Pulaski was advised by Sandler O'Neill + Partners, L.P. and the law firm of Kilpatrick Townsend & Stockton LLP.

Busey Corporate Profile

Following the merger, First Busey Corporation (Nasdaq: BUSE) is an approximately $5.5 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation's wholly-owned bank subsidiary, is also headquartered in Champaign, Illinois and has twenty-eight banking centers serving Illinois, a banking center in Indianapolis, Indiana, and six banking centers serving southwest Florida. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. Busey Bank had total assets of $3.9 billion as of March 31, 2016.

Pulaski Bank, National Association, First Busey Corporation's wholly-owned bank subsidiary acquired in the merger, offers a full line of quality retail and commercial banking products through thirteen full-service branch offices in the St. Louis metropolitan area. The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City, Chicago, and Omaha-Council Bluffs metropolitan areas and other locations across the Midwest.

In addition, First Busey Corporation owns a payment processing subsidiary, FirsTech, Inc., through Busey Bank, which processes over 27 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 3,000 agent locations in 36 states.

Busey Wealth Management, Inc. is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of March 31, 2016, Busey Wealth Management's assets under care were approximately $5.0 billion.

For more information about us, visit www.busey.com and www.pulaskibank.com.

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Busey.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Busey to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the possibility that any of the anticipated  benefits of the proposed  transaction between Busey and Pulaski will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Pulaski with those of Busey will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on customer relationships and operating  results;  (iv) the  possibility that the transactions, including the anticipated merging the banks, may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the strength of the local and national economy; (vi) changes in state and federal laws, regulations and governmental policies concerning Busey's general business (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III); (vii) changes in interest rates and prepayment rates of Busey's assets; (viii) increased competition in the financial services sector and the inability to attract new customers; (ix) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (x) the loss of key executives or employees; (xi) changes in consumer spending; (xii) unexpected results of acquisitions, including the acquisition of Pulaski; (xiii) outcomes of existing or new litigation involving Busey; (xiv) the economic impact of any future terrorist threats or attacks; (xv) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xvi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Busey and its business, including additional factors that could materially affect Busey's financial results, are included in Busey's filings with the Securities and Exchange Commission.